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                                                                     EXHIBIT 5-C




                                                       April 28, 1995


U S WEST, Inc.
7800 East Orchard Road
Englewood, Colorado 80111

                    Re: U S WEST REGISTRATION STATEMENT ON FORM S-3

Gentlemen and Ladies:

     I have examined the Registration Statement on Form S-3 (File No. 33-57889) filed with the Securities and Exchange Commission (the "Commission") on March 1, 1995, and Amendment No.1 thereto filed with the Commission on April 28, 1995 (as amended, the "Registration Statement"), by U S WEST, Inc., a Colorado corporation (the "Company"), U S WEST Capital Funding, Inc., a Colorado corporation ("Capital Funding"), and U S WEST Financing I, U S WEST Financing II and U S WEST Financing III, each a Delaware Business Trust (the "Trusts"), relating to the registration under the Securities Act of 1933, as amended, of preferred securities of the Trusts (the "Preferred Securities") and subordinated debt securities of Capital Funding (the "Subordinated Debt Securities"). The Subordinated Debt Securities will be fully and unconditionally guaranteed by U S WEST (the "Debt Guarantees"). The Subordinated Debt Securities and the Debt Guarantees will be issued in accordance with the provisions of an indenture
(the "Indenture") to be executed by the Company, Capital Funding and Norwest Bank Minnesota, National Association, as trustee, the form of which is being filed as an exhibit to the Registration Statement. The Preferred Securities will be guaranteed by U S WEST in the manner and to the extent set forth in a Guarantee Agreement (the "Preferred Securities Guarantees"), the form of which is being filed as an exhibit to the Registration Statement.

     In so acting, I have reviewed the Registration Statement, including the prospectus and prospectus supplement contained therein, the form of Indenture, the form of Debt Guarantee, the form of Preferred Securities Guarantee and the form of Subordinated Debt Securities being filed with the Commission as exhibits to the Registration Statement. In addition, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company and Capital Funding, and have made such inquiries of such officers and representatives, as I have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the
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conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documents of officers and representatives of the Company and Capital
Funding.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

     1. The Company and Capital Funding are corporations duly incorporated and validly existing under the laws of the State of Colorado.

     2. The Company has all requisite corporate power and authority to execute and deliver the Debt Guarantees, the Indenture and the Preferred Securities Guarantees and to perform its obligations thereunder. Capital Funding has all requisite corporate power and authority to execute and deliver the Subordinated Debt Securities and the Indenture and to perform its obligations thereunder.

     3. The execution and delivery of the Debt Guarantees, the Indenture and the Preferred Securities Guarantees by the Company has been duly authorized by all necessary corporate action on the part of the Company. The execution and delivery of the Subordinated Debt Securities and the Indenture by Capital Funding has been duly authorized by all necessary corporate action on the part of Capital Funding.

     This opinion is rendered solely for your benefit in connection with the transactions described herein. Without my prior written consent, this opinion may not be relied upon by you in any other context or by any other person, except that your outside counsel, Weil, Gotshal & Manges, and counsel to your underwriters, Skadden, Arps, Slate, Meagher & Flom, may rely on this opinion as to matters governed by the laws of the State of Colorado in rendering to you their respective opinions, copies of which are included as exhibits to the Registration Statement.


     This opinion is limited to the present laws of the State of Colorado, to present judicial interpretations thereof, and to the facts as they presently exist, and I assume no responsibility as to the applicability or effect of the laws of any other jurisdiction. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws of the State of Colorado be changed by legislative action, judicial decision, or otherwise.
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     I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement, and I further consent to the use of my name under the captions "Legal Opinions" in the prospectus and "Legal Matters" in the prospectus supplement forming a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Stephen E. Brilz

                                   Stephen E. Brilz